UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

TEKOIL  & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

25025 I-45 North, Suite 525, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 364-6950
(Registrant's Telephone Number, including Area Code)

___________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

Credit and Guaranty Agreement

As previously disclosed, on November 13, 2006, the Company executed a Purchase and Sale Agreement with Masters Resources, LLC and Masters Oil and Gas, LLC (together the “Sellers”), pursuant to which the Company’s subsidiary, Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company (the “Subsidiary”) acquired four properties, consisting of interests in Trinity Bay, Redfish Reef, Fishers Reef, and North Point Bolivar Fields, located in Galveston and Chambers Counties in Galveston Bay, Texas. This transaction was consummated on May 11, 2007.

The cash portion of the consideration paid to the Sellers was paid with $30 million of a $50 million Senior Secured Credit Facility (the “Loan”) arranged by Goldman Sachs E & P Capital, a division of Goldman, Sachs & Co. The terms of the Loan were set forth in a Credit and Guaranty Agreement dated as of May 11, 2007 (the “Credit Agreement”), by and among the Subsidiary (the “Borrower”), the Company and the other Guarantors (defined therein) party thereto from time to time, the Lenders (defined therein) party thereto from time to time, J. Aron & Company, as Lead Arranger and as Syndication Agent, and J. Aron & Company, as Administrative Agent (“Administrative Agent,” together with the Lenders, the “Lender Parties”) for the Lenders. A copy of the Credit Agreement was filed as Exhibit 10.29 to the Company’s amended current report on Form 8-K/A filed on May 23, 2007.

Additionally, as previously disclosed, Mark S. Western, the Company’s Chief Executive Officer, executed a Limited Guaranty on October 24, 2007 (the “Limited Guaranty”), pursuant to which he agreed to personally guaranty certain of the Company’s obligations under the Credit Agreement. A copy of the Limited Guaranty was filed as Exhibit 10.58 to the Company’s current report on Form 8-K filed on October 29, 2007.

On May 29, 2008, the Company, Borrower and Mark S. Western received a Notice of Acceleration and Demand from J. Aron & Company, as Lead Arranger, Syndication Agent, Administrative Agent, Lender Counterparty and a Lender, alleging that certain events of default have occurred under the Credit Agreement as a result of (a) Borrower’s failure to make the principal payment due on April 28, 2008, in the amount of $1,000,000, (b) Borrower’s failure to make the interest payment due on April 28, 2008, in the amount of $459,864.72, (c) Borrower’s failure to pay in full the monthly settlement payment due on April 8, 2008, under the ISDA Master Agreement, dated May 11, 2007, between J. Aron & Company, as Lender Counterparty, and the Borrower (“ISDA Agreement”), (d) the existence of the foregoing Events of Default under the Credit Agreement constitutes an Event of Default under the ISDA Agreement, (e) Borrower diverting from the Collateral Account to undisclosed accounts established by Borrower gross cash revenues and receipts payable to Borrower from any source or activity in contravention of the Credit Agreement, and (f) Borrower’s conversion of Royalty Owner’s ORRI payment due under the ORRI Conveyance. A copy of the Notice of Acceleration and Demand is attached to this report as Exhibit 10.78 and is incorporated herein by reference.

The approximate amount due under the Credit Agreement is $34,212,200.

On May 30, 2008, the Company, Borrower and Mark S. Western received a Notice of Foreclosure Sale from J. Aron & Company, as Lead Arranger, Syndication Agent, Administrative Agent, Lender Counterparty and a Lender, regarding its intent to sell the Collateral (defined therein), meaning generally, all of the interest of the Company in Subsidiary, which owns substantially all of the consolidated income producing assets of the Company, to the highest qualified bidder in public on June 10, 2008. A copy of the Notice of Foreclosure and Sale is attached to this report as Exhibit 10.79 and is incorporated herein by reference.

Additionally, on May 30, 2008, J. Aron & Company demanded that Mark S. Western pay the amounts owed by him under his Limited Guaranty. Also, on May 15, 2008, Tri Star Capital Ventures Limited demanded that the directors of the Company pay $8,635,521.09 under their guarantees of unsecured indebtedness of the Company alleged to be in default.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired .

None.

(b) Pro Forma Financial Information .

None.

(c) Shell Company Transactions .
None

(d) Exhibits .

Exhibit 10.78
Notice of Acceleration and Demand, dated May 29, 2008, from J. Aron & Company, as Lead Arranger, Syndication Agent, Administrative Agent, Lender Counterparty and a Lender, to the Company, Subsidiary and Mark S. Western. (filed herewith)

Exhibit 10.79
Notice of Foreclosure Sale, dated May 30, 2008, from J. Aron & Company, as Lead Arranger, Syndication Agent, Administrative Agent, Lender Counterparty and a Lender, to the Company, Subsidiary and Mark S. Western. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: June 4, 2008	/s/ Gerald Goodman
Gerald Goodman Chief Financial Officer